Exhibit 99.1

              NetManage Announces Closing of Librados Acquisition

    CUPERTINO, Calif.--(BUSINESS WIRE)--Nov. 12, 2004--NetManage, Inc. (Nasdaq:NETM), experts in webifying host assets and accelerating deployment of critical applications into a Service-Oriented Architecture, today announced that it has closed its acquisition of Librados, Inc., the developer of cost-effective and easy to implement standards-based enterprise application adapters, effective as of October 22, 2004. The two companies announced on September 22, 2004, that they had entered into a definitive agreement for NetManage to acquire Librados. In connection with the acquisition, David Richards, formerly President and CEO of Librados, will join NetManage's executive management team as the vice president and general manager of the Librados product line of adapters.
    "The completion of this acquisition further strengthens NetManage's leadership position and our ability to provide customers with a single, unified platform for accessing and leveraging corporate applications and information, supporting both modern Service-Oriented Architectures and Web services," said Zvi Alon, chairman, president and CEO of NetManage. "NetManage has expanded its portfolio of solutions for customers needing to extend the reach of, and add value to, their existing legacy and enterprise applications, provide customers with a greater opportunity to lower total cost of ownership and reduce the risk associated with maintaining numerous point integration solutions. Further, this acquisition moves us deeper into the data integration marketplace as we now can offer integration with ERP applications such as SAP, Siebel, PeopleSoft, JDEdwards and Oracle," concluded Alon.

    Acquisition Overview

    Continue the open source business model. NetManage recognizes the attractiveness to independent software vendors of Librados' "no royalty payments" approach and the competitive advantage of offering open source to large corporate end users. Established vendors with maintenance revenue streams find it hard to compete with open source pricing.

    Scale up sales efforts. NetManage, with 480 of the Fortune 500 in its client base, has a global services organization and more than 70 direct sales people in North America and Europe -- together with more than 400 value-added resellers and software integrator partners worldwide. This setup offers a substantial lift in market presence for Librados' products.

    Extend development work. The Librados team will exploit complementary NetManage technologies like OnWeb(R) and RUMBA(R) and continue to extend the range of J2EE-compliant adapters -- numbering more than 50 today. In particular, the group will focus efforts on duplicating the firm's current J2EE-based technology for the Microsoft market using the .NET environment.

    "NetManage's Librados purchase adds up for customers, bringing composite apps within reach of the masses," says George Lawrie, Forrester Research. "Providing adapter technology supporting bi-directional interchange with leading enterprise applications like SAP, Siebel, and PeopleSoft, the move boosts SOA and EAI support for NetManage," concluded Lawrie.
    The acquisition brings NetManage significant new connectivity to a variety of back-end applications and data sources. As such, the Librados adapters strongly complement OnWeb and expand product capability and extend market opportunities to host and non-host based customer environments.
    The Librados adapters will be marketed and sold as a stand-alone product family, providing the ability for customers to immediately access transactions and information from a wide variety of enterprise applications.
    The Librados adapter technology will also be integrated into OnWeb, creating OnWeb connectors, which will be marketed and sold as part of the OnWeb product family. OnWeb server and OnWeb connectors create a solution whereby OnWeb acts as a composite application server, allowing customers to integrate various enterprise applications (including their existing host systems) into a new, single application.

    Librados(TM) Adapters

    The Librados product family offers over 50 JCA Plus Adapters that provide integration to all of the major packaged enterprise applications such as SAP R/3, Siebel, PeopleSoft, Oracle and JD Edwards, in addition to adapters for all of the major databases, mainframe application environments, and file systems. A complete list of these adapters and details about their features and functionality can be found at http://www.netmanage.com/librados/products.php.
    "We are delighted that the acquisition is complete. We look forward to expanding market opportunities as we continue to drive the high costs out of the adapter business," said David Richards, vice president and general manager of the Librados product line of adapters.

    About Librados Adapters

    NetManage's suite of Librados adapters provide a cost-effective and easy to implement J2EE standards-based adapter solution to meet the real-time integration needs of today's Web-enabled enterprise. A comprehensive range of application adapters exposes back-end enterprise application functionality in a wide variety of formats, including XML and Web services. NetManage is driving the prohibitive cost out of EAI by offering Librados adapters under a unique source code royalty-free license for ISVs. A low-cost server and site license options is also available for end customers, all with comprehensive maintenance and support. For more information about Librados adapters, visit www.netmanage.com/librados.

    About NetManage

    NetManage, Inc. (Nasdaq:NETM) webifies host assets and accelerates deployment of critical applications into a Service-Oriented Architecture. The NetManage Host Services Platform is a suite of products and shared services that gives you unprecedented flexibility and deployment speed when pursuing host and non-host based business initiatives. NetManage Rumba host access solutions increase user productivity while ensuring a smooth migration path to Web-based solutions. The OnWeb product family provides a continuum of solutions for customers needing to quickly and easily assimilate legacy assets into Web initiatives without the high cost of rewriting applications or changing back-end systems. The Librados product family provides cost-effective and easy to implement J2EE standards-based enterprise application adapters. Through a comprehensive suite of application adapters, back-end enterprise application functionality can be exposed in a wide variety of formats, such as XML and Web services. Founded in 1990, the Company has more than 10,000 customers including 480 of the Fortune 500. NetManage is headquartered in Cupertino, California, and has offices worldwide. For more information, visit www.netmanage.com.

    (C) 2004 NetManage, Inc., its subsidiaries, and its affiliates. All rights reserved.

    NetManage, the NetManage logo, the lizard-in-the-box logo, RUMBA, ONESTEP, ViewNow, SupportNow, OnWeb, Librados and the Librados Logo are either trademarks or registered trademarks of NetManage, Inc., its subsidiaries, and affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

    This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, including statements regarding improvement in the Company's competitive position, improvement in financial results and business pipeline, the Company's positioning in the eBusiness market, and the progress and benefits of the Company's execution on its business plan. The Company's actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that the markets for the Company's products could grow more slowly than the Company or market analysts believe that the Company is unable to position itself to take advantage of growth in the eBusiness market, that the Company is unable to integrate or take advantage of its acquisitions successfully, or that the Company will not be able to take advantage of growth in the Company's target markets. In addition, there is no assurance that the Company will not suffer increased competitive pressures; and that corporate buying decisions will not be influenced by the actions of the Company's competitors or other market factors; or that the Company will continue to progress in the execution of its business plan. Additional information on these and other risk factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K, Forms 10-Q, Forms 8-K and other documents filed with the Securities and Exchange Commission.

    CONTACT: NetManage, Inc.
             Kristen Timmers, 408-342-7626
             kristen.timmers@netmanage.com